Exhibit 99.1

Aura FAT Projects Acquisition Corp Confirms Funding to Extend Period to Consummate Initial Business Combination

Singapore – April 17, 2024 – Aura FAT Projects Acquisition Corp (NASDAQ: AFARU, AFAR, AFARW), a special purpose acquisition company (the “Company”), announced today that it caused to be deposited $50,000 into the Company’s trust account for its public shareholders, allowing the Company to extend the period of time it has to consummate its initial business combination by one month—from April 18, 2024 to May 18, 2024 (the “Extension”). This Extension is permitted under the Company’s governing documents.

About Aura FAT Acquisition Corp

Aura FAT Acquisition Corp is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. While it will not be limited to a particular industry or geographic region, the Company intends to focus its search on new emerging technology companies with an acute growth potential in Southeast Asia and Australasia in sectors such as the Web 3.0, blockchain, cryptocurrency, digital ledger, e-gaming and other new financial technology services sectors. The Company is led by its Co-Chief Executive Officer, David Andrada.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the Risk Factors section of the Company’s Amendment No. 1 to Form F-4 filed on September 13, 2023 with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based.

Contact:

Aura FAT Projects Acquisition Corp

1 Phillip Street, #09-00,

Royal One Phillip, Singapore, 048692

Telephone No.: +65-3135-1511